EXHIBIT 32

In connection with the Annual Report of Diversified Resources, Inc. (the "Company") on Form 10-K for the period ending October 31, 2013 as filed with the Securities and Exchange Commission (the "Report"), Paul Laird, the Company’s Principal Executive and Financial Officer, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

February 12, 2014	/s/ Paul Laird
Paul Laird, Principal Executive and Financial Officer